  As filed with the Securities and Exchange Commission on November 28, 1995

                                                    Registration Number 33-62177
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               -------------------

                         Post-Effective Amendment No. 1
                                       to
                                    FORM S-3

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               -------------------

                               APACHE CORPORATION
             (Exact name of registrant as specified in its charter)

[CAPTION]

            DELAWARE              ONE POST OAK CENTRAL          NO. 41-0747868
(State or other jurisdiction    2000 POST OAK BOULEVARD,        (I.R.S. Employer
     of incorporation              SUITE 100                 Identification Number)
     or organization)         HOUSTON, TEXAS 77056-4400
                                   (713) 296-6000
                            (Address, including zip code,
                           and telephone number, including
                            area code, of registrant's
                          principal executive offices)



                              Z. S. KOBIASHVILI
                              APACHE CORPORATION
                      VICE PRESIDENT AND GENERAL COUNSEL
                             ONE POST OAK CENTRAL
                      2000 POST OAK BOULEVARD, SUITE 100
                          HOUSTON, TEXAS  77056-4400
                                (713) 296-6000
          (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)


                                  COPIES TO:
[CAPTION]

         WILLIAM N. FINNEGAN, IV                        R. JOEL SWANSON
          ANDREWS & KURTH L.L.P.                     BAKER & BOTTS, L.L.P.
           TEXAS COMMERCE TOWER                  ONE SHELL PLAZA, 910 LOUISIANA
           HOUSTON, TEXAS 77002                    HOUSTON, TEXAS 77002-4995
              (713) 220-4200                             (713) 229-1234

================================================================================

         This amendment is filed by the Registrant, Apache Corporation ("Apache"), to remove from registration shares of Apache Common Stock, par value $1.25 per share (the "Common Stock"), and associated Common Stock Purchase Rights (the "Rights").

         On August 28, 1995, Apache registered 7,820,000 shares of the Common Stock and Rights for issuance and sale in an underwritten public offering (the "Offering") and on September 19, 1995, Apache increased the size of the Offering to a total of 8,567,500 shares of Common Stock and Rights. The Offering was closed on September 27, 1995, and Apache was subsequently advised by the underwriters that the option for additional shares of Common Stock and Rights to cover over-allotments would not be exercised.

         A total of 7,450,000 shares of Common Stock and Rights were issued in connection with the Offering. Accordingly, 1,117,500 shares of Common Stock and Rights are hereby removed from registration.

                                  SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas.

                                       APACHE CORPORATION


Date: November 28, 1995                By: /s/ Z. S. Kobiashvili
                                           -------------------------------------
                                             Z. S. Kobiashvili
                                             Vice President and General Counsel

        Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated. (Apache Corporation does not have a Principal Financial Officer.)

SIGNATURE                        TITLE
---------                        -----
/s/ RAYMOND PLANK *              Chairman and Chief Executive
----------------------------     Officer (Principal Executive Officer)
Raymond Plank

/s/ MARK A. JACKSON *            Vice President, Finance
----------------------------
Mark A. Jackson

/s/ R. KENT SAMUEL *             Controller  and Chief
----------------------------     Accounting Officer
R. Kent Samuel                   (Principal Accounting Officer)

/s/ FREDERICK M. BOHEN *         Director  /s/ W. BROOKS FIELDS *      Director
----------------------------               --------------------------
Frederick M. Bohen                         W. Brooks Fields

/s/ VIRGIL B. DAY *              Director  /s/ ROBERT V. GISSELBECK *  Director
----------------------------               --------------------------
Virgil B. Day                              Robert V. Gisselbeck

/s/ G. STEVEN FARRIS *           Director  /s/ STANLEY K. HATHAWAY *   Director
----------------------------               --------------------------
G. Steven Farris                           Stanley K. Hathaway

/s/ RANDOLPH M. FERLIC *         Director  /s/ JOHN A. KOCUR *         Director
----------------------------               --------------------------
Randolph M. Ferlic                         John A. Kocur

/s/ EUGENE C. FIEDOREK *         Director  /s/ JOSEPH A. RICE *        Director
----------------------------               --------------------------
Eugene C. Fiedorek                         Joseph A. Rice


*By:  /s/ Z. S. KOBIASHVILI      November 28, 1995
      ----------------------
      Z. S. Kobiashvili
      Attorney-in-Fact





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